UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Nov 28, 2006

Sunrise Real Estate Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2513701
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 701, No. 333 Zhaojiabang Road
Shanghai, People’s Republic of China		200032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    86 21 6422 0505

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 28, 2006, the Board of Directors accepted Chen Wei Hua’s resignation as a director of Sunrise Real Estate Group, Inc. (the “Company”).

Effective November 28, 2006, the Board of Directors appointed Lin Hsin Hung as a Director of the Company.

Mr. Lin Hsin Hung graduated from the Economics Department of Taiwan Wen Hua College in 1981. Mr. Lin has served as the Chairman of the Board of Tian Li Manufacture Corporation, Ding Kai Industry Corporation, Hua Wei Development Corporation and an executive Director of Di Heng Capital Management Corporation.

There was no arrangement or understanding pursuant to which Mr. Lin Hsin Hung was appointed as a director.  Further, there have been no related party transactions (within the meaning of Item 404(a) of Regulation S-B) to which Mr. Lin Hsin Hung and the Company are parties.   Mr. Lin Hsin Hung does not have a family relationship with any of the Company’s directors, executive officers or beneficial owners of 5% or more of the Common Stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter of resignation dated November 13, 2006 from director Chen Wei Hua.

Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Real Estate Group, Inc. (Registrant)

Date: November 28, 2006	By:	/s/ Lin, Chi-Jung
Lin, Chi-Jung President and Chief Executive Officer